UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2008

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Registrant’s Telephone Number including area code)

Not Applicable
Former Name or Former Address, If Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.06 Material Impairments

Pathfinder Bancorp, Inc. (NASDAQ: PBHC), the parent company of Pathfinder Bank, announced today exposure and potential security impairment charges related to a senior unsecured note (the Note) issued by Lehman Brothers Holdings Inc. (Lehman Brothers), which filed a Chapter 11 Bankruptcy petition on September 15, 2008.  The Bank does not hold any stock investment or other security investment positions in Lehman Brothers.

The company anticipates that in connection with the Bankruptcy filing, it will record an other-than-temporary impairment and take a non-cash charge to earnings for the quarter ended September 30, 2008.  At June 30, 2008, the Company’s investment in the Note was included in securities available-for-sale at a cost of approximately $994,000.  Similar notes have traded over the last 3 days at prices ranging from 13 – 30 cents on the dollar.  The impairment charge will not affect the Company’s classification of “well capitalized” for regulatory purposes.  In light of the recent market conditions and events, the Company continues to closely monitor its balance sheet composition and capital levels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 19, 2008	By: /s/ James A. Dowd
James A. Dowd
Senior Vice-President and Chief Financial Officer